Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192731, 333-198218, and 333-208190 on Forms S-3 and Registration Statement Nos. 333-104571, 333-104572, 333-142983, 333-171160, 333-210243, and 333-213148 on Forms S-8 of our reports dated November 18, 2016, relating to the consolidated financial statements and consolidated financial statement schedule of WGL Holdings, Inc. and subsidiaries and the effectiveness of WGL Holdings, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of WGL Holdings, Inc. and Washington Gas Light Company for the year ended September 30, 2016.

We consent to the incorporation by reference in Registration Statement No. 333-206576 on Form S-3 of our report dated November 18, 2016, relating to the financial statements and financial statement schedule of Washington Gas Light Company, appearing in this Annual Report on Form 10-K of WGL Holdings, Inc. and Washington Gas Light Company for the year ended September 30, 2016.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
November 18, 2016